Exhibit 10.1 (am)

AMENDMENT NUMBER EIGHT
TO
THE SAUER-DANFOSS EMPLOYEES’ SAVINGS PLAN
(As Amended and Restated Effective January 1, 1997)

WHEREAS, Sauer-Danfoss (US) Company (formerly known as Sauer-Danfoss, Inc. and Sauer-Sundstrand Company) (the “Company”) sponsors the Sauer-Danfoss Employees’ Savings Plan (As Amended and Restated Effective January 1, 1997) (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”), pursuant to Section 14.1 of the Plan, reserved the right to amend the Plan at any time;

WHEREAS, the Board now deems it desirable to amend the Plan; and

NOW, THEREFORE, pursuant to the authority in Section 14.1 of the Plan, the Company hereby amends the Plan as follows, effective as of the dates set forth below:

1.             Section 3.1 of the Plan is hereby amended, effective as of January 1, 2002, by deleting the last sentence thereof and inserting the following new sentence in its place:

‘‘Notwithstanding any other provision of this Plan, Employees who accrue any benefit under the final average pay benefit formula under the Sauer-Danfoss Employee’s Retirement Plan (rather than the new cash balance formula which became effective January 1, 2001 under Appendix D of that plan) after December 31, 2000 shall not be eligible to receive Employer and Matching Contributions under Section 5.1; provided, however, if an Employee did accrue a benefit under the final average pay benefit formula after December 31, 2000 under the Employee’s Retirement Plan but due to such Employee’s termination of employment and subsequent reemployment by the Company the Employee is required to be automatically covered under the cash balance formula of the Employee’s Retirement Plan following his or her reemployment by the Company, then upon the Employee’s reemployment, such Employee shall again be eligible to receive Employer and Matching Contributions under Section 5.1.”

2.             Section 5.11 of the Plan is hereby amended, effective as of January 1, 2001, in its entirety to read as follows:

“5.1.       Employer and Matching Contributions, With respect to each Participant eligible under Section 3.1 to receive Employer and Matching Contributions, the Employer shall contribute to the Trust Fund during the Plan Year:

(a)                                  An “Employer Contribution” in an amount equal to two percent (2%) of the Compensation earned by such Participant (while a Participant) during such Plan Year; plus

(b)                                 A “Matching Contribution” in an amount equal to fifty percent (50%) of the Participant Contribution of each such Participant under Section 5.2, provided that in no event will a Matching Contribution to any such

Participant exceed two percent (2%) of such Participant’s Compensation for such Plan Year.

Employer and Matching Contributions shall be subject to the limitations described in Article VI.”

IN WITNESS WHEREOF, the Company has authorized the execution on its behalf of this Amendment Number Eight this 24th day of January, 2003.

SAUER-DANFOSS (US) COMPANY

By:	/s/ Kenneth D. McCuskey
Kenneth D. McCuskey
Vice President, Finance